UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 20, 2008

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 732-404-1117

___________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2008, SyntheMed, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Designations (the “Certificate of Designations”) setting forth the terms of the Company’s Series D Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”). The Company filed the Certificate of Designations in connection with the adoption of a shareholder rights plan (the “Rights Plan”) approved by the Board of Directors of the Company on April 25, 2008.

In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company outstanding at the close of business on June 2, 2008 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until June 2, 2018 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share, at a price of $10.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”).

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of one thousand (1,000) times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of one thousand (1,000) times the payment made per Common Share. Each Preferred Share will have one thousand (1,000) votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive one thousand (1,000) times the amount received per Common Share. Preferred Shares will not be redeemable. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth (1/1000th) of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, (i) the Company were acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or, if the surviving corporation, in which the Common Shares shall be changed or exchanged or (ii) more than 50% of the Company’s assets or earning power were sold, proper provision shall be made so that each holder of a Right (other than Rights that have become void by virtue of a person becoming an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.0005 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights will expire on June 2, 2018 (unless earlier redeemed, exchanged or terminated). The terms of the Rights and the Rights Plan are set forth in a Rights Agreement entered into as of May 20, 2008 by the Company with American Stock Transfer & Trust Company as Rights Agent (the “Rights Agreement”).

The Purchase Price payable, and the number of one one-thousandth (1/1000th) of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights. However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the Company's outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.

One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on the Record Date. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve a number of Preferred Shares sufficient for issuance upon exercise of all then outstanding Rights.

The Rights have certain anti-takeover effects. The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other potentially abusive tactics to gain control of the Company, while not foreclosing a fair acquisition bid for the Company. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

In connection with the Rights Plan, the Board of Directors established a TIDE (three-year independent director evaluation) policy pursuant to which a committee comprised of directors, a majority of whom are not officers, employees or affiliates of the Company, would be responsible for reviewing and evaluating the Rights Plan at least once every three years in order to consider whether the maintenance of the Rights Plan continues to be in the best interests of the Company, its stockholders and other relevant constituencies.

The Certificate of Designations and the Rights Agreement specifying the terms of the Rights are attached hereto as Exhibits 3.1 and 4.1, respectively. The foregoing summary is qualified by reference to the Certificate of Designations and the Rights Agreement which are incorporated herein by reference. A Press Release relating to the Rights Plan was issued by the Company and is attached hereto as Exhibit 99.1.

Item 3.03 Material Modification to Rights of Security Holders.

See disclosure above under Item 1.01, which is incorporated by reference herein.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws.

See disclosure above under Item 1.01, which is incorporated by reference herein. In connection with the establishment of the new series of Preferred Shares underlying the Rights, the Board of Directors approved and the Company filed a Certificate of Elimination, eliminating previously designated series of preferred stock (Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) which are no longer outstanding and which the Board of Directors will not issue in the future.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1	Certificate of Designations of Series D Junior Participating Preferred Stock of SyntheMed, Inc.

3.2	Certificate of Elimination of Series A Convertibe Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

4.1	Rights Agreement, dated as of May 20, 2008, between SyntheMed, Inc. and American Stock Transfer & Trust Company, as Rights Agent

99.1	Press release of SyntheMed, Inc. dated May 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of May, 2008.

SYNTHEMED, INC.

By: s/ Robert P. Hickey
Name: Robert P. Hickey
Title: President, CEO and CFO